Clancy & Co., P.L.L.C.
                         Certified Public Accountants
                    1300 East Missouri Avenue, Suite B-200
                            Phoenix, Arizona 85014
                                (602) 266-2646



                                       March 30, 2001


Board of Directors
Healthbridge, Inc.
1177 Hastings Street, Suite 1818
Vancouver, British Columbia
Canada V6E 2K3


     RE:  Consent to Use Opinions as Exhibits in 2000 Form 10-KSB

Gentlemen:

     Let this letter serve as our consent to use our opinion, dated February 28, 2001 as an exhibit in the Company's 2000 Form 10-KSB.

                                       Sincerely,


                                       /s/ Clancy & Co., P.L.L.C.

                                       CLANCY & CO., P.L.L.C.